Exhibit 10.11

AGREEMENT

THIS AGREEMENT made as of the 30th day of September, 1999.

BETWEEN:

KANATA RESEARCH PARK CORPORATION

hereinafter called the “Landlord”

OF THE FIRST PART

- and -

INSTANTEL INC.

hereinafter called the “Tenant”

OF THE SECOND PART

- and-

THE CANADA LIFE ASSURANCE COMPANY

hereinafter called the “Chargee”

OF THE THIRD PART

WITNESSES THAT WHEREAS:

(a) by a charge/mortgage of land (the “Charge”) dated the                      day of             , 1999, and registered in the Land Registry Office for the Land Titles Division of Ottawa-Carleton on the              day of                     , 1999 as No.                    , the Landlord charged the lands and premises (the “Lands”) described in Schedule “A” hereto unto the Chargee to secure repayment of the indebtedness under the Charge and interest thereon as provided in the Charge;

(b) by a lease dated the 6th day of July, 1998 (the “Lease”), the Lands were leased to the Tenant for a term of five (5) years from the 1st day of June, 1999;

(c) the Landlord, by an agreement dated December 31, 1998, has agreed to be responsible for and has assumed all of the landlord’s obligations under the Lease;

(d) the Landlord has agreed to assign to the Chargee the rent payable under the Lease and all benefit and advantage to be derived therefrom as additional security for the repayment of the Charge;

(e) the Chargee and the Tenant have agreed to enter into these presents so as to ensure a continuation of the Tenant’s status as tenant of the premises demised by the Lease, notwithstanding any default by the Landlord under the Charge.

IN CONSIDERATION OF the premises and the receipt of ONE DOLLAR ($1.00) now paid by each of the parties hereto to each of the other parties (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

1. The Landlord hereby grants, assigns, transfers and sets over unto the Chargee, its successors and assigns, until the monies due under and by virtue of the Charge have been fully paid and satisfied, all rents and other monies payable under the Lease and all other benefits and advantages to be derived therefrom with full power and authority to use the name of the Landlord for enforcing the performance of the covenants and agreements on the part of the Tenant in the Lease contained. The Landlord covenants that except for any general assignment of rents to the Chargee it has made no other assignment of the Lease or of the rents reserved thereunder.

PROVIDED that Chargee shall not by virtue of the execution and delivery of this agreement alone be deemed to be a Chargee in possession of the Lands or any part thereof and nothing herein contained shall make the Chargee responsible to the Landlord for the collection of rents or for the performance of any covenants and provisions contained in the Lease nor liable to account to the Landlord for any monies other than such as shall have actually been received by it less all costs and expenses of collection and other proper deductions.

PROVIDED further that the Tenant is authorized to pay the rent and other monies payable under the Lease to the Landlord or as the Landlord may direct, until notice from the Charge to the contrary, which notice, notwithstanding any provision in the Charge, may be given whether or not the Charge is in default.

2. The Landlord and the Tenant jointly and severally acknowledge to the Chargee and covenant and agree with the Chargee as follows:

(a)	that the Lease is a good, valid and subsisting lease;

(b)	that none of the rents reserved under the Lease has been paid more than one month in advance save as may be in the Lease otherwise provided;

(c)	that none of the rents shall in the future be paid or accepted in advance of the time for payment thereof as set out in the Lease;

(d)	that they will not alter, modify or amend the terms of the Lease or cancel or surrender the same without first having obtained the prior written consent of the Chargee, such consent not to be unreasonably withheld or delayed; PROVIDED that this provision shall not restrict or diminish any right of the Tenant contained in the Lease or any remedy available to the Tenant as a result of the default of the Landlord;

(e)	that if the Chargee gives to the Tenant written notice requiring payment of rent to the Chargee then the Tenant shall thereafter pay the said rent and any other money payable by it under the provisions of the Lease as they become due pursuant to its term to the Chargee at its Head Office in Toronto or as it may direct provided the Chargee performs or causes to be performed the covenants of the Landlord under the Lease;

(f)	that, if pursuant to the provisions of the next preceding paragraph (e), any of the said rents or other monies shall be payable to the Chargee by the Tenant, the Chargee, in default of payment thereof, shall have and may exercise all or any of the remedies of the Landlord to enforce or obtain payment thereof.

3. The Chargee and the Tenant agree that if, during the term of the Lease (or during any renewal thereof pursuant to an option contained in the Lease exercised by the Tenant,) the Lands shall come under the management or control of the Chargee, then:

(a)	so long as the Tenant observes all the covenants, agreements and provisos on its part in the Lease and in this agreement contained the Chargee will allow the Tenant to continue in occupation of the leased premises in accordance with and subject to the terms of the Lease. Provided that should the Tenant be in default under the terms of the Lease, the Chargee shall be obligated to follow the provisions of the Lease relating to any such default (including the Tenant’s opportunity to cure such default and the remedies applicable to the default);

(b)	the Tenant will; upon the request of the Chargee, attorn to and become the tenant of the Chargee for the balance of the term of the Lease subject to the terms and conditions contained in the Lease.

4. For the purpose of clearly establishing priorities the parties hereto agree that, regardless of the date of execution, delivery and registration of documents, the Charge shall be an encumbrance on the Lands in the same manner and to the same effect as if the Lease had been executed, delivered and registered prior to the Charge. To the extent necessary to give effect to this provision the Chargee hereby postpones the Charge to the Lease.

5. It is understood and agreed that this agreement and assignment is being taken as collateral security only for the due payment of any sum due under the Charge; and that none of the rights or remedies of the Chargee under the Charge shall be delayed or in any way prejudiced by these presents; and that following registration of a discharge or cessation of the Charge this agreement and assignment shall be of no further force and effect; and that following registration of a partial discharge or partial cessation of the Charge this agreement and assignment shall be of no further force and effect as to the lands discharged.

6. Any notice or communication to be given hereunder shall be validly given if sent by registered mail addressed, in the case of the Landlord, to it at Suite 206, 555 Legget Drive, KANATA, Ontario K2K 2X3 and in the case of the Tenant, to it at 309 Legget Drive, KANATA, Ontario and in the case of the Chargee, to it c/o Canada Life Mortgage Services Ltd., 130 Adelaide Street, Suite 800, Toronto, Ontario M5H 3P5. All such notices and communications sent by registered mail as aforesaid shall be deemed to have been given and received on the third business day following the date of mailing. Any party hereto may, be notice given as aforesaid to the other parties change the address to which future notices are to be sent to it.

THIS AGREEMENT and everything herein contained shall enure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their respective corporate seals attested by the hands of their respective proper officers in that behalf.

KANATA RESEARCH PARK CORPORATION

Per:
Name:	Bronwen Heins
Title:	President

I have authority to bind the Corporation.

INSTANTEL INC.

Per:	/s/ DANIEL A. GUNTHER
Name:	Daniel A. Gunther
Title:	Vice President Operations

I have authority to bind the Corporation.

THE CANADA LIFE ASSURANCE COMPANY

Per:
Name:
Title:

Per:
Name:
Title:

We have authority to bind the Corporation.